EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Randy A. Foutch, Chairman and Chief Executive Officer of Laredo Petroleum Holdings, Inc. (the "Company"), and Richard C. Buterbaugh, Executive Vice President and Chief Financial Officer of the Company, certify that, to their knowledge:

(1)
the Annual Report on Form 10-K of the Company for the period ending December 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
March 12, 2013

/s/ RANDY A. FOUTCH
Randy A. Foutch Chairman and Chief Executive Officer
March 12, 2013

/s/ RICHARD C. BUTERBAUGH
Richard C. Buterbaugh Executive Vice President and Chief Financial officer